PAYROLL SERVICE CONVERSION AGREEMENT

          PAYROLL SERVICE CONVERSION AGREEMENT dated as of 11/5/98 between COMPUTER OUTSOURCING SERVICES, INC., whose principal place of business is located at 360 W 31ST, New York, New York 10001 (the "Seller"), and ADP, INC., whose principal offices are located at One ADP Boulevard, Roseland, New Jersy 07068, with a branch office at 99 Jefferson Road.
       Parsippany, New Jersy 07054 ("ADP").

         In consideration of the Seller's desire to sell, and ADP's desire to purchase, the exclusive right to convert the entire payroll services client base of the Seller (the "Client Base"), as described on Exhibit A which is a part of this Agreement, to ADP's payroll service, the Seller and ADP agree as follows:

         1.  SALE AND PURCHASE OF THE SELLER'S CLIENT BASE.

         (a) The seller hereby sells, assigns and transfers to ADP the exclusive right to convert the Client base to ADP's payroll services. Each client who agrees to convert tp ADP's payroll services by signing ADP's standard form of Price Quotation prior to December 31, 1998 (the "Final Conversion Date") is referred to in this Agreement as a "Converted Client".

         (b) The purchase price for this exclusive right shall be paid by ADP to the Seller as follows:

             (i) upon the execution and delivery of this Agreement by each party, an amount equal to $25,000 (the "Down Payment");

             (ii) Within fifteen business days February 1 1999, an amount equal to (x) 100% of the annualized aggregate amount of recurring payroll or payroll-related processing fees and charges invoiced by ADP to the Converted Clients for the month of January 1999, for those payroll services that are the same as those provided by the Seller to such Converted Clients, minus (y) the Down Payment (provided that if Down Payment exceeds the actual amount calculated under clause (x) of this Paragraph 1(b)(ii), the Seller shall reimburse ADP the amount of such excess within 10 days); and

             (iii) In the event any converted Client shall begin processing after the month of January, 1999 but within 6 months of the final Conversion Date, ADP shall within 15 days after the completion of the first full month of processing for such Client pay the Seller in respect of Client an amount calculated in accordance with Paragraph 1(b)(ii) above.


       For purposes of clarity, the annualized aggregate amount will not include
       (i) fees derived from set-up, training, shipping, delivery and installation, custom programming sale or rental of equipment, maintenance, or the provision of checks, forms, or other supplies, (ii) fees for official bank checks, W-2 forms, or tax reports, (iii) state and local taxes, special one-time report fees and refundable deposits, or
       (iv) thrid party pass-through charges. For purposes of Paragraph 1(b)(ii), the Seller understands that the processing fees and charges invoiced by ADP to the Clients will be equal to the lesser of ADP's standard rates for such services (as previoulsy disclosed to the Seller) and the processing fees and charges reflected on Exhibit A.


         2.   CONVERSION OF THE CLIENT BASE.

         (a) ADP shall commence, at its own expense, converting the Client Base from the Seller's payroll services to ADP's payroll services. Only those clients included in the Client Base that elect to convert to ADP will be so converted.

         (b) From the date of this Agreement through the Final Conversion Date the Seller shall take all actions reasonably requested by ADP to maximize the number of clients that elect to convert to ADP. The Seller shall, at its own expense, cooperate with and assist ADP in converting the Client Base to ADP, which shall include (i) accompanying ADP personnel on visits to each client in order to facilitate the contemplated conversion of such client to ADP's payroll services, and (ii) transferring to ADP all files (including billing and pricing information) for each client that elects to convert to ADP.

         (c) From the date of this Agreement through the final Conversion Date (or such earlier date on which a given client is coverted), the Seller shall continue to perform all of its payroll services (and payroll-related tax services, if any ) for each client in a reliable and dependable manner in the same fashion as such payroll services (and payroll related tax services, if any) are being performed by the Seller on the date hereof. Thereafter, neither the Seller nor any entity which is affiliated with the Seller may provide such clients with such payroll services.


         3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller and each of the individuals executing this Agreement on his or her behalf with respect to this Paragraph 3 hereby represents and warrants to ADP that: (i) Schedule A sets forth a complete list of all clients in the Client Base; (ii) for each client in the Client Base, the Seller is the payroll services provider to the client; (iii) the company name and identifying number, special reports and delivery locations, frequency of payroll (and related tax services,if any) processings and the actual price per cycle (or if the actual price is not available, the Seller's reasonable estimate of the price per cycle) for each client included in the Client Base, are set forth on Exhibit A; and that all information set forth on Exhibit A is true, accurate and complete as of the date of this Agreement; (iv) none of the clients has canceled or terminated, or made any threat to the Seller to cancel or terminate, its payroll services (and/or related payroll tax services, if any) relationship with the Seller; (v) this Agreement is a binding agreement of the Seller; (vi) to the knowledge of the Seller, Seller is not prohibited by any law or regulation from entering into this Agreement; and (vii) the Seller has not used a boker or any other representative who would be entitled to a broker's commission, finder's fee or similar compensation in connection with this Agreement.

         4.   NO ASSUMPTION OF OBLIGATIONS AND LIABILITIES.

         The Seller agrees that ADP is only purchasing the right to convert the Client Base from the Seller's payroll service (and payroll related tax services, if any) to ADP's payroll services pursuant to the terms and conditions of this Agreement. ADP is not assuming any obligations or liabilies whatsover of the Seller (including, without limitation, (i) the hiring of any of the of the Seller's employees, (ii) any liabilities for tax filings, if any, with respect to periods prior to the date a client converts to ADP or (iii) any other obligation under any agreement or commitment of the Seller with any of its past, present or future clients), and the Seller agrees to indemnify ADP against al such obligations and liabilities.

         5.   CONFIDENTIALITY; NON-COMPETITION

         (a) The Seller agrees that Exhibit A and all information contained therein, and all client lists and other client information relative to the Client Base, if any , are confidential and that it will use all reasonable precautions to keep such information confidential and secret, including without limitation, restricting access to such information to those employees of the Seller who have a need to know such information (the "Permitted Persons"). The Seller agrees that it will use all reasonable efforts (which reasonable efforts shall include, but not be limited to, taking the same precautions the Seller takes to protect its own confidential and/or proprietary information) to prohibit any of the Permitted persons from divulging, using or publishing any of such information to any person or entity whatsover, except in strict accordance with the terms of this Agreement. If the Seller, any of the Permitted Persons, or any of the Seller's other present or former employees, agents or representatives shall attempt to divulge, use or publish any of such information in any manner, ADP shall have the right in addition to such other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being hereby agreed and acknowledged that legal remedies are inadequate.

         (b) (i) Except to the limited extent provided for in Paragraph 2(c) above or as otherwise agreed in writing between the Seller and ADP, between the date hereof and the date which is 2 1/2 years after the Final Conversion Date (the "Non-Competition Period"), the Seller agrees that it shall not,directly or indirectly, (A) provide payroll services (and /or related payroll tax service) to any thrid person or entity whatsoever (whether or not affiliated with the Seller), or (B) provide, sell, license, or otherwise transfer any software, systems or documentation on, through, or by which any payroll services (and /or related payroll tax services) can be performed, to any third person or entity whatsover (whether or not affiliated with the Seller).

              (ii) During the Non-Competition  period, the Seller not solicit or refer any of the Client Base or any clients of the Seller whatsoever to any other vender of payroll sevices (and/or related payroll tax services), and/or of any software, systems or documentation on, through, or by which such payroll services (and/or related payroll tax services) could be performed, or otherwise intentionally interfere with or interrupt ADP's payroll services relationships with the Converted Clients or any other of its clients.

         (c) Each of the individuals executing yhis Agreement on his or her own behalf hereby agrees to be bound individually to the same extent as the Seller by the provisions of this paragraph 5.


         6.   MISCELLANEOUS.

         (a) This Agreement together with Exhibit A attached hereto, contains the full understanding of the Seller and ADP with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement may not be modified in any way except by a writing signed by duly authorized representatives of ADP and the Seller. This Agreement may not be assigned in whole or in part by the Seller without the prior witten consent of ADP.

         (b) All notices shall be in writing and shall be mailed by frist class mail or personally delivered to the parties at the addresses set forth on the first page of this Agreement or to any other address designated by either party in writing to the other after the date hereof, and such notices shall be effective three days after mailed or when personally delivered. Any notice to ADP shall include a copy to ADP, Inc., One ADP Boulevard, Roseland, New Jersey 07068, Attention: General Counsel.

         (c) If any provision of this Agreement (including, without limitation any provisions of Paragraph 5) shall be deemed unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the provision in question shall be enforced to the fullest extent permitted by law.

         (d) The termination or expiration of this Agreement for any reason shall in no way impair the right or obligations of the parties under Paragraphs 4 and 5.


         IN WITNESS WHEREOF, the Seller and ADP have caused this Agreement to be executed as of the date first written above.

                                            ADP,INC.

                                            By:         /s/
                                                ----------------------
                                                Tim Maloney
                                                Regional Controller


                                            COMPUTER OUTSOURCING SERVICES
                                            INC.

                                            By:        /s/

                                            Name: John C. Platt

                                            Title: Vice President


       Accepted and Agreed as to Paragraphs 3 and 5 only:

                /s/
       -------------------------
       John C. Platt

       -------------------------



       Accecpted and Agreed as to Paragraph 5 only:

               /s/
       -------------------------
       John C. Platt

       -------------------------